SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 10, 2004


                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-16375                94-3018487
          ---------                      --------               ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                2711 Citrus Road
                        Rancho Cordova, California 95742
                                 (916) 858-5100
          (Address and telephone number of principal executive offices)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 10, 2004, ThermoGenesis Corp. (the "Company") completed a private financing involving the sale of common stock to institutional investors. In the financing, the Company raised gross proceeds of $10,400,000 in the aggregate, before fees and expenses. The Company sold in the aggregate 2,600,000 shares of common stock at a price of $4.00 per share. SunTrust Robinson Humphrey acted as placement agent for the offering and received a 6% fee based on gross proceeds with a minimum fee of $500,000, plus expenses. The Company will use the net proceeds for working capital and implementation of operating plans.

     The terms for the financing are set forth in the Securities Purchase Agreement, the form of which is attached as Exhibit 10. Under the terms of the Securities Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS

             Exhibit
             Number       Description

             10           Securities Purchase Agreement

             99.1         Press Release Announcing Closing of Private Placement

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 10, 2004                            THERMOGENESIS CORP.,
                                                  a Delaware corporation


                                                  /s/ Renee M. Ruecker
                                                  ------------------------------
                                                  Renee M. Ruecker,
                                                  Chief Financial Officer